SALES
AGREEMENT                    ALLMERICA INVESTMENTS, INC.
                                  440 Lincoln Street
                            Worcester, Massachusetts 01653
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Agreement, effective as of _________________, 19___, by and between Allmerica
Investments, Inc., a Massachusetts corporation (herein "Allmerica") and _________________________________________________________________, a
________________________ corporation (herein "Broker-Dealer").

Allmerica, subject to the terms and conditions set forth in this Agreement, authorizes and appoints Broker-Dealer to solicit applications for the sale of Contracts. Broker-Dealer accepts this appointment and agrees to the terms and conditions set forth below.

DEFINITIONS

INSURANCE COMPANIES - All Contracts will be issued by First Allmerica Financial Life Insurance Company (herein "First Allmerica") or by Allmerica Financial Life Insurance and Annuity Company (herein "Allmerica Financial Life"), a subsidiary of First Allmerica. The Principal Office of First Allmerica and Allmerica Financial Life (herein collectively referred to as "the Insurance Companies") is located at 440 Lincoln Street, Worcester, Massachusetts 01653.

CONTRACTS - The variable annuity and variable life insurance contracts of the Insurance Companies listed on the attached Commission Schedule(s), for which Allmerica Investments, Inc., an affiliate of First Allmerica, has been appointed the exclusive distributor and principal underwriter.

REGISTERED REPRESENTATIVES - Individuals affiliated with Broker-Dealer who are licensed as life insurance agents in those jurisdictions in which applications for the sale of Contracts are to be solicited and who are also duly registered with the National Association of Securities Dealers, Inc. (herein "NASD") in compliance with the '34 Act.

'33 ACT - The Securities Act of 1933, as amended.

'34 ACT - The Securities Exchange Act of 1934, as amended.

RELATIONSHIP OF PARTIES

SECTION 1. Nothing in this Agreement will be construed to create the relationship of employer and employee between Allmerica or either Insurance Company and any Broker-Dealer or Registered Representative. Broker-Dealer and each Registered Representative will be free to exercise their independent judgment as to the time, place and manner of solicitation and servicing of business underwritten by the Insurance Companies. However, neither Broker-Dealer nor any Registered Representative shall have authority to act on behalf of Allmerica or the Insurance

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Companies in a manner which does not conform to applicable statutes, ordinances, or governmental regulations or to reasonable rules adopted from time to time by Allmerica or the Insurance Companies.

LIMITATIONS OF AUTHORITY

SECTION 2. Neither Broker-Dealer nor any Registered Representative will have authority to accept risks of any kind; to make, alter or discharge Contracts; to waive forfeitures or exclusions; to alter or amend any papers received from either Insurance Company; to deliver any life insurance Contract or any document, agreement or endorsement changing the amount of insurance coverage if Broker-Dealer or the soliciting Registered Representative knows or has reason to believe that the insured is uninsurable; or to accept any payment unless the payment meets the minimum payment requirement for the Contract established by the Insurance Company.

LICENSING AND REGISTRATION

SECTION 3. Broker-Dealer is hereby authorized to recommend Registered Representatives for appointment by the Insurance Companies and only individuals so recommended by Broker-Dealer shall become Registered Representatives hereunder. Allmerica shall arrange for the Insurance Companies to apply for life insurance agent appointments in the appropriate jurisdictions for such recommended Registered Representatives of Broker-Dealer.

Notwithstanding the foregoing, the Insurance Companies and Allmerica reserve the right to refuse to appoint any proposed Registered Representative and/or to terminate any Registered Representative or firm who has been appointed by the Insurance Companies.

AGREEMENTS BY BROKER-DEALER

SECTION 4. Broker-Dealer agrees that at all times when performing its duties under this Agreement it shall be duly registered as a securities broker-dealer under the '34 Act, be a member in good standing of the NASD, and be duly licensed or registered as a securities broker-dealer in each jurisdiction where such licensing or registration is required in connection with the sale of the Contracts or the supervision of Registered Representatives who solicit applications for the Contracts.

Broker-Dealer agrees that at all times when performing its duties under this Agreement it shall be duly licensed to sell Contracts in each jurisdiction in which Broker-Dealer intends to perform hereunder.

Broker-Dealer shall be responsible for carrying out its sales and administrative obligations under this Agreement in continued compliance with the NASD Rules of Fair Practice, federal and state securities laws and regulations, and state insurance laws and regulations. Broker-Dealer agrees to offer the Contracts for sale through its Registered Representatives and to offer such Contracts only in accordance with the prospectus. Broker-Dealer and Registered Representative(s) are not authorized to give any information or make any representations concerning such Contracts other than those contained in the prospectus or in such sales literature or advertising as may be authorized by Allmerica.

Broker-Dealer agrees that it shall take reasonable steps to ensure that no person shall offer or sell Contracts on its behalf until such person is appropriately licensed, registered or otherwise qualified to offer and sell such Contracts under the state and federal securities laws and the insurance laws of each jurisdiction in which such person intends to solicit.

Broker-Dealer agrees to train, supervise and be solely responsible for the conduct of its Registered Representatives in the solicitation and sale of the Contracts and for the supervision as to their strict compliance with Allmerica's rules and procedures, the NASD rules of Fair Practice, and applicable rules and regulations of any other governmental or other agency that has jurisdiction over the offering for sale of the Contracts.

Broker-Dealer shall take reasonable steps to ensure that its Registered Representatives shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of such Contract is suitable for such applicant. Such determination will be based upon, but will not be limited to, information furnished to a Registered Representative after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives, financial situation and needs.

Broker-Dealer shall take reasonable steps to ensure that Registered Representatives of Broker-Dealer shall conduct their business with respect to the Contracts at all times in compliance with all applicable federal and state laws and regulations and shall be subject to a standard of conduct including, but not limited to, the following:

(a) A Registered Representative shall not solicit or participate in the sale of the Contracts in any jurisdiction until such Registered Representative is trained and licensed.

(b) A Registered Representative shall not solicit applications for the sale of the Contracts without delivering the then currently effective prospectus for such Contracts and any then applicable amendments or supplements thereto, including the current prospectus(es) for any fund(s) in which Contract separate account(s) invest.

(c) A Registered Representative shall have no authority to advertise for or on behalf of the Insurance Companies or Allmerica without express written authorization from Allmerica.

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AGREEMENTS BY ALLMERICA

SECTION 5. Allmerica agrees that at all times while this Agreement remains in force that it shall be a registered Broker-Dealer under the '34 Act and be a member in good standing of the NASD.

During the term of this Agreement, Allmerica will provide Broker-Dealer, without charge, with as many copies of the prospectus(es) for the Contracts (and any amendments, or supplements thereto), the current prospectus(es) for any underlying fund(s) and applications for the Contracts as Broker-Dealer may reasonably request. Upon termination of the Agreement, any prospectuses, applications, and other materials and supplies furnished by Allmerica to Broker-Dealer shall be promptly returned to Allmerica by Broker-Dealer.

Allmerica agrees to promptly notify Broker-Dealer of newly declared effective prospectus(es) for the Contracts and any amendments or supplements thereto.

Allmerica agrees to keep Broker-Dealer informed of all jurisdictions in which the Insurance Companies are licensed to sell the Contracts and in which the Contracts may be offered for sale.

SUBMISSION OF APPLICATIONS; DELIVERY OF CONTRACTS; REJECTED BUSINESS

SECTION 6. Broker-Dealer will submit, or cause to be submitted, directly to the Principal Office of the Insurance Companies all Contract applications solicited by Registered Representatives of the Broker-Dealer. Broker-Dealer will deliver, or cause to be delivered, within 10 days of its receipt by Broker-Dealer all Contracts issued on applications submitted by Broker-Dealer or its Registered Representatives and will ensure that any Contract endorsement, amendment or other agreement is properly executed by the Contract owner at the time of Contract delivery. Broker-Dealer will promptly return, or cause to be returned, to the Insurance Companies any Contract which is declined by the applicant or which cannot be delivered within the time permitted by the Insurance Company's rules.

ILLUSTRATIONS AND PROPOSALS

SECTION 7. Neither Broker-Dealer nor any Registered Representative of Broker-Dealer will furnish any prospective Contract owner with an illustration of the financial or other aspects of a Contract or a proposal for a Contract unless the same has been either furnished by the Insurance Companies or prepared from computer software or other material furnished or approved by the Insurance Companies. Any illustration or proposal will conform to standards of completeness and accuracy established by the Insurance Companies. If the proposal or illustration was not furnished by the Insurance Companies, Broker-Dealer will retain in its records for availability to the Insurance Companies a copy thereof or the means to duplicate the same. Any computer software or materials furnished by either Insurance Company will be and remain its property.

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ACCOUNTING FOR FUNDS COLLECTED

SECTION 8. In accordance with the rules of the Insurance Companies, Broker-Dealer will account for and remit immediately to the Principal Office of the Insurance Companies all funds received or collected by Broker-Dealer or by Registered Representatives of Broker-Dealer for or on behalf of either Insurance Company without deduction for any commissions, or other claim Broker-Dealer or the Registered Representative may have against either Insurance Company or Allmerica and will make such reports and file such substantiating documents and records as the Insurance Companies may reasonably require.

INDEMNIFICATION

SECTION 9. Broker-Dealer shall indemnify and hold Allmerica and the Insurance Companies and their officers, directors and employees harmless from any liability arising from any act or omission of Broker-Dealer or of any affiliate of Broker-Dealer, or any officer, director, employee of Broker-Dealer or of its Registered Representatives, including but not limited to, any fines, penalties, attorney's fees, costs of settlement, damages or financial loss. Broker-Dealer expressly authorizes Allmerica and the Insurance Companies, without precluding them from exercising any other remedy they may have, to charge against all compensation due or to become due to Broker-Dealer under this Agreement, any monies paid on any liability incurred by Allmerica or the Insurance Companies by reason of any such act or omission of Broker-Dealer, or any affiliate of Broker-Dealer, or of any officer, director, employee of Broker-Dealer or of its Registered Representatives.

Allmerica shall indemnify and hold Broker-Dealer, its affiliates and their officers, directors and employees harmless from any liability arising from any act or omission of Allmerica, the Insurance Companies or any affiliate of Allmerica or any of the Insurance Companies (collectively the "Allmerica Companies"), or any officer, director or employee of the Allmerica Companies, including but not limited to, any fines, penalties, reasonable attorney's fees, costs of settlement damages or financial loss.

The indemnifications provided by this Section shall survive termination of this Agreement.

If a Contract is not delivered to the Contract owner within 10 days of its receipt by the Broker-Dealer and if after delivery the owner returns the Contract to the Insurance Company and receives a full refund of all payments made, in any situation where the failure to deliver in a timely manner was due to the inaction or negligence of the Broker-Dealer or a Registered Representative of Broker-Dealer, the difference between the payments refunded and the cash value of the Contract on the date the Contract is received by the Insurance Company at its Principal Office shall be reimbursed to the Insurance Company by the Broker-Dealer in any case where the cash value is less than the payments refunded. Any such reimbursement shall be paid by the Broker-Dealer to the affected Insurance Company within 30 days of Broker-Dealer's receipt of a written request for payment.

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

If Broker-Dealer utilizes delivery receipts as part of its Contract delivery rules and procedures, the date of execution of the delivery receipt by the Contract owner shall be deemed to be the date of Contract delivery for purposes of this Agreement.

COMMISSION REFUNDS

SECTION 10. If a Contract owner rescinds a Contract or exercises the Contract's Right to Examine privilege (i.e., free-look), then Broker-Dealer will repay the appropriate Insurance Company the amount of any commissions received on the payments returned within 10 days of Broker-Dealer's receipt of a written request for repayment.

BASIS OF COMPENSATION

SECTION 11. While this Agreement remains in force, the Insurance Companies agree to pay Broker-Dealer commissions in accordance with the Commission Schedule(s) attached hereto and incorporated herein, from which amounts Broker-Dealer agrees to pay its Registered Representatives. Commission payments will be made to Broker-Dealer for each Contract issued pursuant to an application solicited by duly appointed Registered Representatives of Broker-Dealer.

TIME OF PAYMENT OF COMMISSIONS

SECTION 12. A payment will not be considered made until it has been received by the Insurance Company at its Principal Office. On payments made, commissions will be paid at regular intervals in accordance with the rules of the Insurance Companies.

TERMINATION

SECTION 13. This Agreement shall automatically terminate immediately and without notice upon Broker-Dealer's or Allmerica's ceasing to comply with any of the terms and conditions of this Agreement or upon the dissolution, bankruptcy or insolvency of Broker-Dealer or Allmerica.

Whether or not there is a breach of this Agreement, Broker-Dealer or Allmerica may terminate this Agreement by giving ten (10) days' written notice to the other party at any time during the first year hereof, and by giving thirty (30) days' written notice after the expiration of the first year hereof.

Upon termination of this Agreement all authorizations, rights and obligations shall cease except the obligation to pay commissions due on payments received prior to termination for Contracts in effect on the date of termination, or for Contracts to be issued pursuant to applications received by the Insurance Companies prior to termination. Except as provided in the preceding sentence, no further commissions shall be paid after termination of this Agreement.

RIGHT TO SET-OFF

SECTION 14. Allmerica and the Insurance Companies will have a lien on any commissions payable under this Agreement, whether or not such payments are now due or hereafter become due, and may apply any such monies to the satisfaction of indebtedness to Allmerica or to either Insurance Company to the extent permitted by law.

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NON-WAIVER OF BREACH

SECTION 15. Waiver of any breach of any provision of this Agreement will not be construed as a waiver of the provision or of the right of Allmerica or Broker-Dealer to enforce said provision thereafter.

ASSIGNABILITY

SECTION 16. This Agreement is not transferable. Without the written consent of Allmerica and the Insurance Companies, no rights or interest in or to commissions will be subject to assignment, and any attempted assignment, sale or transfer of any commissions without such written consents will be void and of no effect hereunder.

RESERVATION OF RIGHT TO CHANGE

SECTION 17. Allmerica reserves the right at any time, and from time to time, to change prospectively the terms and conditions of this Agreement, including but not limited to, the rates of commissions. Any change will become effective on the date specified in a notice or, if later, 30 days after the notice is given to Broker-Dealer. However, the requirement to give advance notice shall not apply if the change becomes necessary or expedient by reason of legislation or the requirements of any governmental body and, in the opinion of Allmerica, it is not reasonably possible to meet the 30 day requirement. Changes will not be retroactive and will apply only to life insurance coverage solicited or annuity payments made on or after the effective date of the change.

COMPLAINTS AND INVESTIGATIONS

SECTION 18. Broker-Dealer and Allmerica agree to cooperate fully in any customer complaint, insurance or securities regulatory proceeding or judicial proceeding with respect to Broker-Dealer, Allmerica, the Insurance Companies, their affiliates or their Registered Representatives to the extent that such customer complaint or proceeding is in connection with Contracts marketed under this Agreement. To the extent required, Allmerica will arrange for the Insurance Companies to cooperate in any such complaint or proceeding.
Without limiting the foregoing:

(a) Broker-Dealer will be notified promptly by Allmerica or the Insurance Companies of any written customer complaint or notice of any regulatory proceeding or judicial proceeding of which they become aware including Broker-Dealer or any Registered Representative of Broker-Dealer which may be related to the issuance of any Contract marketed under this Agreement. Broker-Dealer will promptly notify Allmerica of any written customer complaint, or notice of any regulatory proceeding or judicial proceeding received by Broker-Dealer, with respect to Broker-Dealer or any of its Registered Representatives in connection with any Contract marketed under this Agreement or any activity in connection with any such Contract(s).

(b) In the case of a customer complaint specified above, Broker-Dealer, Allmerica and the Insurance Companies will cooperate in investigating such complaint and any proposed response to such complaint will be sent to the other party of this Agreement for approval not less than five business days prior to its being sent to the customer or regulatory authority, except that if a more prompt

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     response is required, the proposed response shall be communicated by telephone or facsimile transmission.

CONFIDENTIALITY

SECTION 19. Allmerica agrees that the names and addresses of all customers and prospective customers of Broker-Dealer and of any company or person affiliated with Broker-Dealer, and the names and addresses of any Registered Representatives of Broker-Dealer which may come to the attention of Allmerica exclusively as a result of its relationship with Broker-Dealer or any affiliated company and not from any independent source, are confidential and shall not be used by Allmerica, the Insurance Companies, or any company or person affiliated with Allmerica or the Insurance Companies, nor divulged to any party for any purpose whatsoever, except as may be necessary in connection with the administration and marketing of the Contracts sold by or through Broker-Dealer, including responses to specified requests to the Insurance Companies for service by Contract owners or efforts to prevent the replacement of such Contracts or to encourage the exercise of options under the terms of the Contracts. In no event shall the names and addresses of such customers, prospective customers and Registered Representatives be furnished by Allmerica to any other company or person, including but not limited to, any of their managers, registered representatives, or brokers who are not Registered Representatives of Broker-Dealer, any company affiliated with Allmerica or any manager, agency, or broker of such company, or any securities broker-dealer or any insurance agent affiliated with such broker-dealer. The intent of this section is that Allmerica, the Insurance Companies or companies or persons affiliated with them shall not utilize, or permit to be utilized, their knowledge of Broker-Dealer or of any affiliated companies which is derived exclusively as a result of the relationships created through the sale of the Contracts.

Notwithstanding the foregoing provisions of this Section 19, nothing herein shall prohibit Allmerica, the Insurance Companies or any company or person affiliated with Allmerica or the Insurance Companies from (i) seeking business relationships and entering into separate sales agreements with Registered Representatives of Broker-Dealer if the names of said Registered Representatives were obtained from independent sources and not exclusively as a result of Allmerica's relationship with Broker-Dealer; (ii) from entering into separate sales agreements with Registered Representatives of Broker-Dealer upon the request and at the initiation of said Registered Representatives; or (iii) divulging the names and addresses of any such customers, prospective customers, Registered Representatives, or other companies or persons described in the preceding paragraph in connection with any customer complaint or insurance or securities regulatory proceeding described in Section 18. PROVIDED, HOWEVER, that Allmerica shall not enter into separate sales agreements with Registered Representatives of Broker-Dealer while such Registered Representatives are affiliated with Broker-Dealer.

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BONDING

SECTION 20. Broker-Dealer represents that it shall maintain bonding in the form, type, and amount required under the NASD Rules of Fair Practice.

NOTICE

SECTION 21. Whenever this Agreement requires a notice to be given, the requirement will be considered to have been met, in the case of notice to the Insurance Companies or to Allmerica, if delivered or mailed postage prepaid to the address specified on page 1 of this Agreement and, in the case of notice to Broker-Dealer, if delivered or mailed postage prepaid to the intended recipient's principal place of business.

CAPTIONS

SECTION 22. Captions are used for informational purposes only and no caption shall be construed to affect the substance of any provision of this Agreement.

EFFECTIVENESS; ENTIRE CONTRACT; PRIOR AGREEMENTS

SECTION 23. This Agreement contains the entire contract between the parties. Upon execution it will replace all previous agreements between Broker-Dealer and Allmerica and the Insurance Companies, or any of them, relating to the solicitation of Contracts. It is hereby understood and agreed that any other agreement or representation, commitment, promise or statement of any nature, whether oral or written, relating to or purporting to relate to the relationship of the parties is hereby rendered null and void.


IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate to take effect on its effective date.


*For: _________________________________      For: Allmerica Investments, Inc.
          Name of Broker-Dealer


By:__________________________________      By:________________________________


Name:________________________________      Name:______________________________


Title:_______________________________      Title:_____________________________


Date:________________________________      Date:______________________________



                                       9
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SALES
AGREEMENT                    ALLMERICA INVESTMENTS, INC.
                                  440 Lincoln Street
                            Worcester, Massachusetts 01653
------------------------------------------------------------------------------


Agreement, effective as of _________________, 19___, by and between Allmerica Investments, Inc., a Massachusetts corporation (herein "Allmerica"), ________ __________________________________________________________________________, a
_____________________________ corporation (herein the "Broker-Dealer") and the affiliates of Broker-Dealer listed on Exhibit "A" attached hereto, each affiliate being referred to herein as a "General Agent".

Allmerica, subject to the terms and conditions set forth in this Agreement, authorizes and appoints each General Agent to solicit applications for the sale of Contracts. Each General Agent accepts this appointment and each General Agent and the Broker-Dealer agree to the terms and conditions set forth below.

DEFINITIONS

INSURANCE COMPANIES - All Contracts will be issued by First Allmerica Financial Life Insurance Company (herein "First Allmerica") or by Allmerica Financial Life Insurance and Annuity Company (herein "Allmerica Financial Life"), a subsidiary of First Allmerica. The Principal Office of First Allmerica and Allmerica Financial Life (herein collectively referred to as "the Insurance Companies") is located at 440 Lincoln Street, Worcester, Massachusetts 01653.

CONTRACTS - The variable annuity and variable life insurance contracts of the Insurance Companies listed on the attached Commission Schedule(s), for which Allmerica Investments, Inc., an affiliate of First Allmerica, has been appointed the exclusive distributor and principal underwriter.

REGISTERED REPRESENTATIVES - Individuals affiliated with each General Agent and the Broker-Dealer who are licensed as life insurance agents in those jurisdictions in which applications for the sale of Contracts are to be solicited and who are also duly registered with the National Association of Securities Dealers, Inc. (herein "NASD") in compliance with the '34 Act.

'33 ACT - The Securities Act of 1933, as amended.

'34 ACT - The Securities Exchange Act of 1934, as amended.

RELATIONSHIP OF PARTIES

SECTION 1. Nothing in this Agreement will be construed to create the relationship of employer and employee between Allmerica or either Insurance Company and any General Agent, the Broker-Dealer or any Registered Representative. General Agents and Registered Representatives will be free to exercise their independent judgment as to the time, place and manner of solicitation and servicing of business underwritten by the Insurance Companies. However, General Agents, the Broker-Dealer and Registered Representatives shall have no authority to act on behalf of Allmerica or the

                                       1
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Insurance Companies in a manner which does not conform to applicable statutes, ordinances, or governmental regulations or to reasonable rules adopted from time to time by Allmerica or the Insurance Companies.

LIMITATIONS ON AUTHORITY

SECTION 2. General Agents, the Broker-Dealer and Registered Representatives will have no authority to accept risks of any kind; to make, alter or discharge Contracts; to waive forfeitures or exclusions; to alter or amend any papers received from either Insurance Company; to deliver any life insurance Contract or any document, agreement or endorsement changing the amount of insurance coverage if the General Agent, the Broker-Dealer or the soliciting Registered Representative know or have reason to believe that the insured is uninsurable; or to accept any payment unless the payment meets the minimum payment requirement for the Contract established by the Insurance Company.

LICENSING AND REGISTRATION

SECTION 3. Each General Agent is hereby authorized to recommend Registered Representatives for appointment by the Insurance Companies and only individuals so recommended by a General Agent shall become Registered Representatives hereunder. Allmerica shall arrange for the Insurance Companies to apply for life insurance agent appointments in the appropriate jurisdictions for such recommended Registered Representatives. Until Contracts of First Allmerica are offered for sale, applications for appointments shall only be made on behalf of Allmerica Financial Life.

Notwithstanding the foregoing, the Insurance Companies and Allmerica reserve the right to refuse to appoint any proposed Registered Representative and/or to terminate any Registered Representative who has been appointed by the Insurance Companies.

AGREEMENTS BY GENERAL AGENT AND BROKER-DEALER

SECTION 4. The Broker-Dealer agrees that at all times when performing its duties under this Agreement it shall be duly registered as a securities broker-dealer under the '34 Act, be a member in good standing of the NASD, and be duly licensed or registered as a securities broker-dealer in each jurisdiction where such licensing or registration is required in connection with the sale of the Contracts or the supervision of Registered Representatives who solicit applications for the Contracts.

Each General Agent agrees that at all times when performing its duties under this Agreement it shall be duly licensed to sell Contracts in each jurisdiction in which General Agent intends to perform hereunder.

Each General Agent and the Broker-Dealer shall be responsible for carrying out their sales and administrative obligations under this Agreement in continued compliance with the NASD Rules of Fair Practice, federal and state securities laws and regulations, and state insurance laws and regulations. Each General Agent and the Broker-Dealer agree to offer the Contracts for sale through their Registered Representatives and to offer such Contracts only in accordance with the prospectus. General Agents, the Broker-Dealer and Registered Representatives are not authorized to give any information or make any representations concerning such Contracts other

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

than those contained in the prospectus or in such sales literature or advertising as may be authorized by Allmerica.

Each General Agent and the Broker-Dealer agree that they shall be fully responsible for ensuring that no person shall offer or sell Contracts on their behalf until such person is appropriately licensed, registered or otherwise qualified to offer and sell such Contracts under the state and federal securities laws and the insurance laws of each jurisdiction in which such person intends to solicit.

Each General Agent and the Broker-Dealer agree to train, supervise and be solely responsible for the conduct of their Registered Representatives in the solicitation and sale of the Contracts and for the supervision as to their strict compliance with Allmerica's rules and procedures, the NASD rules of Fair Practice, and applicable rules and regulations of any other governmental or other agency that has jurisdiction over the offering for sale of the Contracts.

Each General Agent and the Broker-Dealer shall take reasonable steps to ensure that their Registered Representatives shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of such Contract is suitable for such applicant.
 Such determination will be based upon, but will not be limited to, information furnished to a Registered Representative after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives, financial situation and needs.

Each General Agent and the Broker-Dealer agree that Registered
Representatives shall conduct their business with respect to the Contracts at all times in compliance with all applicable federal and state laws and regulations and shall be subject to a standard of conduct including, but not limited to, the following:

(a) A Registered Representative shall not solicit or participate in the sale of the Contracts in any jurisdiction until such Registered Representative is trained and licensed.

(b) A Registered Representative shall not solicit for the sale of Contracts without delivering the then currently effective prospectus for such Contracts and any then applicable amendments or supplements thereto, including the current prospectus(es) for any fund(s) in which Contract separate account(s) invest.

(c) A Registered Representative shall have no authority to advertise for or on behalf of the Insurance Companies or Allmerica without express written authorization from Allmerica.

AGREEMENTS BY ALLMERICA

SECTION 5. Allmerica agrees that at all times while this Agreement remains in force that it shall be a registered broker-dealer under the '34 Act and be a member in good standing of the NASD.

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

During the term of this Agreement, Allmerica will provide to, or cause to be provided to, each General Agent and the Broker-Dealer, without charge, as many copies of the prospectus(es) for the Contracts (and any amendments, or supplements thereto), the current prospectus(es) for any underlying fund(s) and applications for the Contracts as each General Agent and the Broker-Dealer may reasonably request. Upon termination of the Agreement, any prospectuses, applications, and other materials and supplies furnished by Allmerica to General Agents and the Broker-Dealer shall be promptly returned to Allmerica.

Allmerica agrees to promptly notify each General Agent and the Broker-Dealer of newly declared effective prospectus(es) for the Contracts and any amendments or supplements thereto.

Allmerica agrees to keep each General Agent and the Broker-Dealer informed of all jurisdictions in which the Insurance Companies are licensed to sell the Contracts and in which the Contracts may be offered for sale.

SUBMISSION OF APPLICATIONS; DELIVERY OF CONTRACTS; REJECTED BUSINESS

SECTION 6. Each General Agent or the Broker-Dealer will submit, or cause to be submitted, directly to the Principal Office of the Insurance Companies all Contract applications solicited by their Registered Representatives. Each General Agent or the Broker-Dealer will deliver, or cause to be delivered, within 10 days of the date of issue all Contracts issued on applications submitted by the General Agent, the Broker-Dealer or their Registered Representatives. Each General Agent or the Broker-Dealer will promptly return, or cause to be returned, to the Insurance Companies any Contract which is declined by the applicant or which cannot be delivered within the time permitted by the Insurance Company's rules.

ILLUSTRATIONS AND PROPOSALS

SECTION 7. General Agents, the Broker-Dealer and Registered Representatives will not furnish any prospective Contract owner with an illustration of the financial or other aspects of a Contract or a proposal for a Contract unless the same has been either furnished by the Insurance Companies or prepared from computer software or other material furnished or approved by the Insurance Companies. Any illustration or proposal will conform to standards of completeness and accuracy established by the Insurance Companies. If the proposal or illustration was not furnished by the Insurance Companies, each General Agent or the Broker-Dealer will retain in its records for availability to the Insurance Companies a copy thereof or the means to duplicate the same. Any computer software or materials furnished by either Insurance Company will be and remain its property.

ACCOUNTING FOR FUNDS COLLECTED

SECTION 8. In accordance with the rules of the Insurance Companies, each General Agent and the Broker-Dealer will account for and remit immediately to the Principal Office of the Insurance Companies all funds received or collected for or on behalf of either Insurance Company without deduction for any commissions, or other claim the General Agent, the Broker-Dealer or any Registered Representative may have against either Insurance Company or Allmerica and will make such reports and file such

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substantiating documents and records as the Insurance Companies may reasonably require.

INDEMNIFICATION

SECTION 9. Each General Agent and the Broker-Dealer, jointly and severally, shall indemnify and hold Allmerica and the Insurance Companies and their officers, directors and employees harmless from any liability arising from any act or omission of the General Agent, the Broker-Dealer or of any affiliate of the Broker-Dealer, or any officer, director, employee of the General Agent or the Broker-Dealer or of their Registered Representatives, including but not limited to, any fines, penalties, attorney's fees, costs of settlement, damages or financial loss. Each General Agent and the Broker-Dealer expressly authorize Allmerica and the Insurance Companies, without precluding them from exercising any other remedy they may have, to charge against all compensation due or to become due to the General Agent or the Broker-Dealer under this Agreement, any monies paid on any liability incurred by Allmerica or the Insurance Companies by reason of any such act or omission of any General Agent, the Broker-Dealer, any affiliate of the Broker-Dealer, or of any officer, director, employee of a General Agent or the Broker-Dealer or of their Registered Representatives.

Allmerica shall indemnify and hold each General Agent and the Broker-Dealer and their officers, directors, employees and registered representatives harmless from any liability arising from any act or omission of Allmerica, the Insurance Companies or any affiliate of Allmerica or any of the Insurance Companies (collectively the "Allmerica Companies"), or any officer, director or employee of the Allmerica Companies, including but not limited to, any fines, penalties, reasonable attorney's fees, costs of settlement, damages or financial loss.

The indemnifications provided by this Section shall survive termination of this Agreement.

If a Contract is not delivered to the Contract owner within 10 days of the date of issue of the Contract and if after delivery the owner returns the Contract to the Insurance Company and receives a full refund of all payments made, in any situation where the failure to deliver in a timely manner was due to the inaction or negligence of a General Agent, the Broker-Dealer or a Registered Representative, the difference between the payments refunded and the cash value of the Contract on the date the Contract is received by the Insurance Company at its Principal Office shall be reimbursed to the Insurance Company by the offending General Agent or the Broker-Dealer in any case where the cash value is less than the payments refunded. Any such reimbursement shall be paid to the affected Insurance Company within 30 days of receipt of a written request for payment.

COMMISSION REFUNDS

SECTION 10. If a Contract owner rescinds a Contract or exercises a right to surrender a Contract for return of all payments made, the soliciting General Agent or the Broker-Dealer will repay the appropriate Insurance Company the amount of any

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

commissions received on the payments returned within 10 days of receipt of a written request for repayment.

BASIS OF COMPENSATION

SECTION 11. While this Agreement remains in force, the Insurance Companies agree to pay each General Agent commissions in accordance with the Commission Schedule(s) attached hereto and incorporated herein, from which amounts the General Agent agrees to pay its Registered Representatives. Commission payments will be made for each Contract issued pursuant to an application solicited by duly appointed Registered Representatives.

TIME OF PAYMENT OF COMMISSIONS

SECTION 12. A payment will not be considered made until it has been received by the Insurance Company at its Principal Office. On payments made, commissions will be paid at regular intervals in accordance with the rules of the Insurance Companies.

TERMINATION

SECTION 13. This Agreement shall automatically terminate immediately and without notice upon any General Agent's or the Broker-Dealer's ceasing to comply with any of the terms and conditions of this Agreement or upon the dissolution, bankruptcy or insolvency of a General Agent or the Broker-Dealer.

Whether or not there is a breach of this Agreement, the Broker-Dealer or Allmerica may terminate this Agreement by giving ten (10) days' written notice to the other party at any time during the first year hereof, and by giving thirty (30) days' written notice after the expiration of the first year hereof.

Upon termination of this Agreement all authorizations, rights and obligations shall cease except the obligation to pay commissions due on payments received prior to termination for Contracts in effect on the date of termination, or for Contracts to be issued pursuant to applications received by the Insurance Companies prior to termination. Except as provided in the preceding sentence, no further commissions shall be paid after termination of this Agreement.

RIGHT OF SET-OFF

SECTION 14. Allmerica and the Insurance Companies will have a lien on any commissions payable under this Agreement, whether or not such payments are now due or hereafter become due, and may apply any such monies to the satisfaction of indebtedness to Allmerica or to either Insurance Company to the extent permitted by law.

NON-WAIVER OF BREACH

SECTION 15. Waiver of any breach of any provision of this Agreement will not be construed as a waiver of the provision or of the right of Allmerica to enforce said provision thereafter.

ASSIGNABILITY

SECTION 16. This Agreement is not transferable. Without the written consent of Allmerica and the Insurance Companies, no rights or interest in or to commissions will be subject to assignment, and any attempted assignment, sale or transfer of any commissions without such written consents will immediately make this Agreement

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

void and be a release to Allmerica and to the Insurance Companies in full of any and all of their obligations hereunder.

RESERVATION OF RIGHT TO CHANGE

SECTION 17. Allmerica reserves the right at any time, and from time to time, to change prospectively the terms and conditions of this Agreement, including but not limited to, the rates of commissions. Any change will become effective on the date specified in a notice or, if later, 10 days after the notice is given to each General Agent and the Broker-Dealer. However, the requirement to give advance notice shall not apply if the change becomes necessary or expedient by reason of legislation or the requirements of any governmental body and, in the opinion of Allmerica, it is not reasonably possible to meet the 10 day requirement. Changes will not be retroactive and will apply only to life insurance coverage solicited or annuity payments made on or after the effective date of the change.

COMPLAINTS AND INVESTIGATIONS

SECTION 18. Each General Agent, the Broker-Dealer and Allmerica agree to cooperate fully in any customer complaint, insurance or securities regulatory proceeding or judicial proceeding with respect to the General Agent, the Broker-Dealer, Allmerica, the Insurance Companies, their affiliates or their Registered Representatives to the extent that such customer complaint or proceeding is in connection with Contracts marketed under this Agreement. To the extent required, Allmerica will arrange for the Insurance Companies to cooperate in any such complaint or proceeding. Without limiting the foregoing:

(a) General Agents and the Broker-Dealer will be notified promptly by Allmerica or the Insurance Companies of any written customer complaint or notice of any regulatory proceeding or judicial proceeding of which they become aware including the General Agent, the Broker-Dealer or any Registered Representative which may be related to the issuance of any Contract marketed under this Agreement. Each General Agent or the Broker-Dealer will promptly notify Allmerica of any written customer complaint or notice of any regulatory proceeding or judicial proceeding received by the General Agent or the Broker-Dealer including the General Agent, the Broker-Dealer or any of their Registered Representatives which may be related to the issuance of any Contract marketed under this Agreement or any activity in connection with any such Contract(s).

(b) In the case of a customer complaint, each General Agent, the Broker-Dealer, Allmerica and the Insurance Companies will cooperate in investigating such complaint and any proposed response to such complaint will be sent to the other parties to this Agreement for approval not less than five business days prior to its being sent to the customer or regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone or facsimile transmission.

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

CONFIDENTIALITY

SECTION 19. Allmerica agrees that the names and addresses of all customers and prospective customers of each General Agent and the Broker-Dealer and of any company or person affiliated with a General Agent or the Broker-Dealer, and the names and addresses of any Registered Representatives of the Broker-Dealer which may come to the attention of Allmerica exclusively as a result of its relationship with a General Agent and the Broker-Dealer or any affiliated company and not from any independent source, are confidential and shall not be used by Allmerica, the Insurance Companies, or any company or person affiliated with Allmerica or the Insurance Companies, nor divulged to any party for any purpose whatsoever, except as may be necessary in connection with the administration and marketing of the Contracts sold by or through General Agents, including responses to specified requests to the Insurance Companies for service by Contract owners or efforts to prevent the replacement of such Contracts or to encourage the exercise of options under the terms of the Contracts. In no event shall the names and addresses of such customers, prospective customers and Registered Representatives be furnished by Allmerica to any other company or person, including but not limited to, any of their managers, registered representatives, or brokers who are not Registered Representatives of the Broker-Dealer, any company affiliated with Allmerica or any manager, agency, or broker of such company, or any securities broker-dealer or any insurance agent affiliated with such broker-dealer. The intent of this section is that Allmerica, the Insurance Companies or companies or persons affiliated with them shall not utilize, or permit to be utilized, their knowledge of each General Agent, the Broker-Dealer or of any affiliated companies which is derived exclusively as a result of the relationships created through the sale of the Contracts.

Notwithstanding the foregoing provisions of this Section 19, nothing herein shall prohibit Allmerica, the Insurance Companies or any company or person affiliated with Allmerica or the Insurance Companies from (i) seeking business relationships and entering into separate sales agreements with Registered Representatives of the Broker-Dealer if the names of said Registered Representatives were obtained from independent sources and not exclusively as a result of Allmerica's relationship with a General Agent and the Broker-Dealer; (ii) from entering into separate sales agreements with Registered Representatives of the Broker-Dealer upon the request and at the initiation of said Registered Representatives; or (iii) divulging the names and addresses of any such customers, prospective customers, Registered Representatives, or other companies or persons described in the preceding paragraph in connection with any customer complaint or insurance or securities regulatory proceeding described in Section 18.

BONDING

SECTION 20. Each General Agent and the Broker-Dealer agree to furnish such bond or bonds as Allmerica may require. Upon failure or inability of a General Agent or the Broker-Dealer to obtain or renew any such bonds, this Agreement shall terminate at Allmerica's discretion upon notice by Allmerica.

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

NOTICE

SECTION 21. Whenever this Agreement requires a notice to be given, the requirement will be considered to have been met, in the case of notice to the Insurance Companies or to Allmerica, if delivered or mailed postage prepaid to the address specified on page 1 of this Agreement and, in the case of notice to a General Agent or the Broker-Dealer, if delivered or mailed postage prepaid to the intended recipient's principal place of business.

CAPTIONS

SECTION 22. Captions are used for informational purposes only and no caption shall be construed to affect the substance of any provision of this Agreement.

EFFECTIVENESS; ENTIRE CONTRACT; PRIOR AGREEMENTS

SECTION 23. This Agreement contains the entire contract between the parties. Upon execution it will replace all previous agreements between each General Agent or the Broker-Dealer and Allmerica and the Insurance Companies, or any of them, relating to the solicitation of Contracts. It is hereby understood and agreed that any other agreement or representation, commitment, promise or statement of any nature, whether oral or written, relating to or purporting to relate to the relationship of the parties is hereby rendered null and void.


IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate to take effect on its effective date.


*For: _________________________________      For: Allmerica Investments, Inc.
          Name of General Agent


By:__________________________________      By:________________________________


Name:________________________________      Name:______________________________


Title:_______________________________      Title:_____________________________


Date:________________________________      Date:______________________________



For: __________________________________
          Name of Broker-Dealer


By:__________________________________


Name:________________________________


Title:_______________________________


Date:________________________________

* A separate signature line is required for each General Agent affiliate of the Broker-Dealer.

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